UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 27, 2011

First Security Group, Inc
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Director Ralph E. Mathews, Jr. resigned from the Board of First Security, effective April 27, 2011.  Mr. Mathews indicated that wanted to devote more time to his family and businesses. Mr. Mathews’s letter does not indicate any disagreements with First Security’s operations, policies or practices.  A copy of Mr. Mathews’s resignation letter is attached as Exhibit 99.1.

The Board thanks Mr. Mathews for his service to the Company.

The Board has elected Director Carol H. Jackson as lead independent director. Ms. Jackson has over 20 years of service on bank boards, and has been a director of First Security since 2002.

No successor to Mr. Mathews has been elected at this time, although First Security currently anticipates filling the vacancy on the Board of Directors caused by Mr. Mathews’s resignation in the future. The Company’s Compensation and Nominating Committee will be conducting a search for a nominee to fill this vacancy.

Item 9.01.                        Financial Statements and Exhibits.

Exhibits. The following exhibits are being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Resignation Letter of Ralph E. Mathews, Jr., dated April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated: April 29, 2011
	By:	/s/ John R. Haddock
	Name:	John R. Haddock
	Title:	Cheif Financial Officer